                                                                    Exhibit 11.1
                         NEWBRIDGE NETWORKS CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

              (Accounting principles generally accepted in Canada) (Canadian dollars, amounts in thousands except per share data)



                                                            for the fiscal quarter ended            for the fiscal year ended
                                                            ----------------------------            -------------------------
                                                       Jul 28,    Oct 27,    Jan 26,    Apr 30,    Apr 30,   Apr 30,    Apr 30,
                                                         1996       1996       1997       1997       1997      1996       1995
                                                         ----       ----       ----       ----       ----      ----       ----
Basic earnings per share

    Net earnings                                       $60,801    $62,781    $63,031   $(29,696)   $156,917  $202,864   $188,390
                                                        ======     ======     ======     ======     =======   =======    =======

    Common Shares outstanding
       at the beginning of the period                  168,676    169,754    170,741    171,279     168,676   164,515    161,565
    Weighted average number of Common
       Shares issued during the period                     552        478        200        422       1,834     1,327      1,326
                                                       -------    -------    -------    -------     -------   -------    -------

    Weighted average number of Common
       Shares outstanding at the end
       of the period                                   169,228    170,232    170,941    171,701     170,510   165,842    162,891
                                                       =======    =======    =======    =======     =======   =======    =======

    Basic earnings per share                                36(c)      37(c)      37(c)     (17)(c)      92(c)  $1.22      $1.16
                                                            ==         ==         ==         ==          ==      ====       ====




Fully diluted earnings per share

    Earnings before imputed earnings                   $60,801    $62,781    $63,031   $(29,696)   $156,917  $202,864   $188,390
    After tax imputed earnings from the
       investment of funds received
       through dilution                                  2,883      2,715      2,693      3,298      11,589    10,470      6,812
                                                        ------     ------     ------    -------     -------   -------    -------
    Adjusted net earnings                              $63,684    $65,496    $65,724   $(26,398)   $168,506  $213,334   $195,202
                                                        ======     ======     ======    =======     =======   =======    =======

    Weighted average number of
       Common Shares outstanding
       at the end of the period                        169,228    170,232    170,941    171,701     170,510   165,842    162,891


       equivalents based on conversion of
       outstanding stock options                        18,482     13,899     14,096     15,755      14,085    13,823     12,932
                                                       -------    -------    -------    -------     -------   -------    -------

    Weighted average number of Common
       Shares and equivalents outstanding
       at the end of the period                        181,710    184,131    185,037    187,456     184,595   179,665    175,823
                                                       =======    =======    =======    =======     =======   =======    =======

    Fully diluted earnings per share                        35(c)      36(c)      36(c)     (17)(c)      91(c)  $1.19      $1.11
                                                            ==         ==         ==         ==          ==      ====       ====


Earnings per share expressed in U.S. dollars

    Daily average exchange rate of a Canadian
       dollar for U.S. dollars as reported by
       the Federal Reserve Bank of New York            $0.7309    $0.7322    $0.7406    $0.7284     $0.7344   $0.7345    $0.7248

    Basic earnings (loss) per share, in U.S. dollars        26(c)      27(c)      27(c)     (13)(c)      68(c)     90(c)      84(c)

    Fully diluted earnings (loss) per
       share, in U.S. dollars                               26(c)      26(c)      26(c)     (13)(c)      67(c)     87(c)      80(c)
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